Exhibit 10.I


                       AUTOINFO, INC. EMPLOYEE PROTECTION
                                 TRUST AGREEMENT

     (a) This Agreement made this ____ day of August 1995 by and between AutoInfo, Inc. ("Company") and United Jersey Bank ("Trustee");

     (b) WHEREAS, Company has entered into severance agreements or arrangements (the "Agreement(s)") with certain of its employees (the "Employee(s)") as listed in Appendix.

     (c) WHEREAS, Company may incur liability under the terms of such Agreement(s) with respect to the individuals participating in such Agreement(s).

     (d) WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Employees in such manner and at such times as specified in the Agreement(s);

     (e) WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Agreement(s);

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1. Establishment Of Trust

     (a) Company hereby deposits with Trustee in trust $10, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

     (b) Unless otherwise agreed in writing by all Employees, upon a Threatened Change in Control or a Change in Control (each as such term is herein defined), Company shall, as soon as possible, but in no event later than two business days following the Threatened Change in Control or Change in Control, make a contribution to the Trust in such amount as may be reflected in the Payment Schedule attached hereto for the purposes of paying to the Employees the benefits to which they are entitled pursuant to the Agreements (by way of example, $1,991,534 if the date hereof also constituted the date of a Change in Control); provided, however, that if such Threatened Change in Control or Change in Control occurs on or after October 10, 1995, that portion of the contribution to be allocated to Mr. Wunderlich shall be reduced by $76,087, and provided further, that if such Threatened Change in Control or Change in Control occurs on or after April 10, 1996, that portion of the contribution to be allocated to Mr. Zecher shall be reduced by an amount then to be determined as the amount by which payments pursuant to Section 9(b)(ii) of his Agreement have been reduced as of such date (based on certification from Company's accountants as to the reduced obligation of Company under Mr. Zecher's Agreement).

     (c) The Trust hereby established shall be irrevocable; provided, however that, (i) in the event the Trust has been funded prior to October 9, 1995 pursuant to Section 1(b) hereof, at any time after October 9, 1995, Company may withdraw from the principal of the Trust allocable to Mr. Wunderlich an amount up to $76,087, provided that Mr. Wunderlich's Termination Date (as defined in his Agreement) has not occurred on or prior to October 9, 1995, and (ii) in the event the Trust has been funded prior to April 9, 1996 pursuant to Section 1(b) hereof, at any time after April 9, 1996, Company may withdraw from the principal of the Trust allocable to Mr. Zecher an amount then to be determined as the amount by which payments pursuant to Section 9(b)(ii) of his Agreement have been reduced as of April 10, 1996 (based on certification from Company's accountants as to the reduced obligation of Company under Mr. Zecher's Agreement), provided that Mr. Zecher's Termination Date (as defined in his Agreement) has not occurred on or prior to April 9, 1996. Company shall indemnify and hold harmless Trustee for any liability resulting from the withdrawal of funds by Company pursuant to this Section 1(c).

     (d) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (e) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Employees and general creditors as herein set forth. Employees shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement(s) and this Trust Agreement shall be mere unsecured contractual rights of Employees against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     (f) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Employee shall have any right or duty to compel such additional deposits.

     Section 2. Payments to Employees.

     (a) Company has delivered to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Employee under the terms of each Employee's Agreement, and such amounts shall be paid in cash to the Employee by Trustee upon receipt of notice from the Employee as set forth in
Section 2(b) hereof. Except as otherwise provided herein, Trustee shall make payments to the Employees in accordance with such Payment Schedule. Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Agreement(s) and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

     (b) Upon receipt by Trustee of notice ("Employee Notice") delivered to Trustee by an Employee stating that the conditions to the payment to such Employee of amounts under his Agreement have been satisfied, specifying the section of his Agreement pursuant to which payments are to be made and the amounts to which the Employee is entitled, Trustee shall pay to such Employee the benefits specified in the Employee Notice.

     (c) Company may make payment of benefits directly to Employees as they become due under the terms of the Agreement(s) and shall inform Trustee of such payments upon the making of such payments. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Agreement(s), Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     (d) Payments made by Trustee to an Employee pursuant to this Trust Agreement shall be in satisfaction of Company's obligations as set forth in an Employee Notice pursuant to which payments are being made.

     Section 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent.

     (a) Trustee shall cease payment of benefits to Employees if Company is Insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Employees.

          (2) Unless Trustee has actual knowledge of Company's Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Employees and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Employees as general creditors of the Company with respect to benefits due under the Agreement(s) or otherwise.

          (4) Trustee shall resume the payment of benefits to Employees in accordance with Section 2 of this Trust Agreement only after Trustee has determined the Company is not Insolvent (or is no longer Insolvent).

     (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Employees under the terms of the Agreement(s) for the period of such discontinuance, less the aggregate amount of any payments made to Employees by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     Section 4. Payments to Company.

     Except as provided in Sections 1(c), 3 and 6 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Employees pursuant to the terms of the Agreement(s).

     Section 5. Investment Authority.

     (a) The Trust's assets shall be held, invested and reinvested by Trustee in its discretion, subject to any investment guidelines provided to Trustee by the Company's Chief Financial Officer or any person designated in writing by the Chief Financial Officer (the "Investment Guidelines").

     (b) During a Threatened Change in Control Period and following a Change in Control, the Investment Guidelines may not be amended or modified without the written consent of all Employees.

     (c) In the exercise of its authority and discretion hereunder, and subject to the Investment Guidelines, Trustee shall have from time to time and at any time, the power:

          (1) to invest and reinvest this Trust, without distinction between principal and income, in shares of stock (whether common or preferred) or other evidences of ownership, bonds, debentures, notes or other evidences of indebtedness, unsecured or secured by mortgages on real or personal property wherever situated (including any part interest in a bond and mortgage or note and mortgage whether insured or uninsured), mutual funds and other property, or part interest in property, real or personal, foreign or domestic, and in order to reduce the rate of interest rate fluctuations, contracts, as either buyer or seller, for the future delivery of United States Treasury securities and comparable federal-government-backed securities;

          (2) to sell, convey, redeem, exchange, grant options for the purchase or exchange of, or otherwise dispose of, any real or personal property, at public or private sale, for cash or upon credit, with or without security, without obligation on the part of any person dealing with Trustee to see to the application of the proceeds of or to inquire into the validity, expediency or propriety of any such disposition;

          (3) to exercise, personally or by general or limited proxy, the right to vote any shares of stock, bonds or other securities held in this Trust, to delegate discretionary voting power to trustees of a voting trust for any period of time, and to exercise, personally or by power of attorney, any other right appurtenant to any securities or other property of this Trust;

          (4) to join in or oppose any reorganization, recapitalization, consolidation, merger or liquidation, or any plan therefor, or any lease, mortgage or sale of the property of any organization the securities of which are held in this Trust; to pay from this Trust any assessments, charges or compensation specified in any plan of reorganization, recapitalization, consolidation, merger or liquidation; to deposit any property with any committee or depository; and to retain any property allotted to this Trust in any reorganization, recapitalization, consolidation, merger or liquidation;

          (5) to exercise or sell any conversion or subscription or other rights appurtenant to any stock, security or other property held in this Trust;

          (6) to borrow from any lender (including Trustee in its individual capacity) money, in any amount and upon any reasonable terms and conditions, for purposes of this Agreement, and to pledge or mortgage any property held in this Trust to secure the repayment of any such loan;

          (7) to compromise, settle or arbitrate any claim, debt, or obligation of or against this Trust; to enforce or abstain from enforcing any right, claim, debt or obligation, and to abandon any property determined by it to be worthless;

          (8) to make loans of securities held in this Trust to registered brokers and dealers upon such terms and conditions as are permitted by applicable law and regulations, and in each instance to permit the securities so lent to be registered in the name of the borrower or a nominee of the borrower, provided that in each instance the loan is adequately secured and neither the borrower nor any affiliate of the borrower has discretionary authority or control with respect to the assets of this Trust involved in the transaction or renders investment advice with respect to those assets; and

          (9) to invest and reinvest any property in this Trust in any other form or type of investment not specifically mentioned in this Section.

     (d) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. Except as provided in Section 5(b) hereof with respect to the amendment of the Investment Guidelines following a Change in Control, all rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with any Employee.

     Section 6. Disposition of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be returned to Company.

     Section 7. Accounting by Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within sixty (60) days following the close of each calendar year and within sixty (60) days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8. Responsibility of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; provided, however, that Trustee shall incur no liability to any person for any action pursuant to a direction, request or approval given by Company or an Employee which is contemplated by, and in conformity with, the terms of the Agreement(s) or this Trust and is given in writing by Company or an Employee. In the event of a dispute with respect to this Trust Agreement between Company and any Employee or between Employees, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) For purposes of this Trust Agreement, if Trustee receives notification in writing from Company or an Employee that a Change in Control or a Threatened Change in Control has occurred, Trustee may rely on such notification; provided, however, that the absence of such notification from Company or an Employee shall not be construed for purposes of this Trust Agreement as meaning that a Change in Control or a Threatened Change in Control has not occurred if in fact a Change in Control or a Threatened Change in Control has occurred; and provided further, that Trustee shall not be liable for any action taken or failure to act, in either case which is consistent with such notification or lack of notification.

     (c) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (d) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

     (e) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

     (f) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to a loan any person the proceeds of any borrowing against such policy.

     (g) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9. Fees and Expenses of Trustee.

     Trustee shall receive from Company as compensation for its services as Trustee such amounts as may, from time to time, be agreed upon in writing between Company and Trustee. If Company does not pay such fees and expenses in a reasonably timely manner, Trustee may obtain payment from the Trust.

     Section 10. Resignation and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective sixty (60) days after receipt of such notice unless Company and Trustee agree otherwise.

     (b) Trustee may be removed by Company on sixty (60) days' notice or upon shorter notice accepted by Trustee; provided, however, that Trustee may not be removed by Company during a Threatened Change in Control Period or during the three-year period following a Change in Control without the written consent of all Employees.

     (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

     (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date or resignation or removal under paragraph(s) (a) or (b) of this Section 10. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor.

     (a) If Trustee resigns or is removed in accordance with Section 10(a) or
(b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

     (b) Notwithstanding the foregoing, if Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof during a Threatened Change in Control Period or following a Change in Control, the appointment of a successor Trustee shall be subject to the written consent of all Employees.

     (c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from another past event, or any condition existing at the time it becomes successor Trustee.

     Section 12. Amendment or Termination.

     (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Agreement(s) or shall make the Trust revocable.

     (b) The Trust shall not terminate until the date on which Employees are no longer entitled to benefits pursuant to the terms of the Agreement(s). Upon termination of the Trust any assets remaining in the Trust shall be returned to Company.

     (c) Upon written approval of Employees entitled to payment of benefits pursuant to the terms of the Agreement(s), Company may terminate this Trust prior to the time all benefit payments under the Agreement(s) have been made. All assets in the Trust at termination shall be returned to Company.

     (d) Notwithstanding Sections 12(a)-(c) hereof, no provision of this Trust Agreement may be amended during a Threatened Change in Control Period or following a Change in Control without the written consent of all Employees, and no amendment of this Trust Agreement shall be effective without the written consent of all Employees if any Employee reasonably demonstrates that such amendment was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control.

     Section 13. Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Benefits payable to Employees under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of New Jersey.

     Section 14. Definitions.

     (a) A "Change in Control" means the occurrence during the term of this Trust Agreement of:

          (1) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary") (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (2) The individuals who, as of April 10, 1995 are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (3) Approval by stockholders of the Company of:

               (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                    (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and

                    (B) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                    (C) no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Voting Securities), has Beneficial Ownership of thirty percent (30%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

               (ii) A complete liquidation or dissolution of the Company; or

               (iii) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

          (4) Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     (b) A "Threatened Change in Control" means the occurrence of any of the following events (but no event other than the following events), except as otherwise provided below:

          (1) Any Person initiates a tender offer or exchange offer to acquire securities of Company representing thirty percent (30%) or more of the combined voting power of Company's then-outstanding securities, or

          (2) Any Person solicits proxies for the election of directors within any single twelve (12)-month period representing at least one third (rounded down to the nearest whole number) of the number of directors then on the Board, whose election or nomination is not approved by a majority of the Incumbent Board then serving as members of the Board, or

          (3) Any Person proposes the merger, consolidation, transfer, sale, liquidation, or dissolution of Company.

     Notwithstanding the foregoing, a Threatened Change in Control shall not be deemed to occur pursuant to this Section 14(b) solely because of an acquisition, proposal, or tender offer made or effected in connection with a Non-Control Acquisition.

     (c) A "Threatened Change in Control Period" means the period commencing on the date that a Threatened Change in Control has occurred and ending upon the earliest of:

          (1) the date when the tender offer or exchange offer described in
Section 14(b)(1) is terminated without any securities described therein of Company being purchased thereunder, or

          (2) the date when any Person described in Section 14(b)(2) fails to effect the election within any single twelve (12)-month period of one third or more of the number of directors then on the Board, whose election or nomination is not approved by a majority of the Incumbent Board then serving as members of the Board, or

          (3) the date when the Person making the proposal described in Section 14(b)(3) publicly announces or informs Company in writing that such proposal has been terminated or abandoned, or

          (4) the date a Change in Control occurs.

     Section 15. Effective Date.

     This Trust Agreement shall be effective as of the day and year first above written.

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed as of the day and year first above written.


AUTOINFO, INC.                                       UNITED JERSEY BANK


By:__________________________               By:__________________________


Title:_______________________               Title:_______________________


                                                                           95972

                                PAYMENT SCHEDULE

                                  Scott Zecher
                                  ("Employee")

     The following amounts have been or will be contributed to the AutoInfo, Inc. Employee Protection Trust for the benefit of Employee and have initially been or will be allocated for the payment of benefits as follows:

Item 1. $1,287,184 for payment in respect of benefits as provided in Sections 9 and 11 of the Employee's Agreement in accordance with the instructions set forth in an Employee Notice in accordance with
          Section 2(b) of the Trust Agreement, provided that

          (a) if such contribution is made on or after April 10, 1996, the amount of contribution shall be reduced by, or

          (b) if such contribution has been made (and if Mr. Zecher's Termination Date (as defined in his Agreement) has not occurred on or prior to April 9, 1996, Company may withdraw an amount then to be determined as the amount by which payments pursuant to Section 9(b)(ii) of his Agreement have been reduced as of such date (based on certification from Company's accountants as to the reduced obligation of Company under Mr. Zecher's Agreement); and

Item 2.   $200,000 for payment in respect of benefits as provided in Section
          14 of the Employee's Agreement in accordance with the instructions set forth in an Employee Notice in accordance with Section 2(b) of the Trust Agreement.

                                PAYMENT SCHEDULE

                               William Wunderlich
                                  ("Employee")

     The following amounts have been or will be contributed to the AutoInfo, Inc. Employee Protection Trust for the benefit of Employee and have initially been or will be allocated for the payment of benefits as follows:

Item 1.   $304,350 for payment in respect of benefits as provided in Section
          9 of the Employee's Agreement in accordance with the instructions set forth in an Employee Notice in accordance with Section 2(b) of the Trust Agreement, provided that

          (a) if such contribution is made on or after October 10, 1995, the amount of contribution shall be reduced by $76,087, or

          (b) if such contribution has been made (and if Mr. Wunderlich's Termination Date (as defined in his Agreement) has not occurred) on or prior to October 9, 1995, then at any time after October 9, 1995, Company may withdraw $76,087; and

Item 2.   $200,000 for payment in respect of benefits as provided in Section
          13 of the Employee's Agreement in accordance with the instructions set forth in an Employee Notice in accordance with Section 2(b) of the Trust Agreement.

                                    Appendix


Employment Agreement, dated as of April 10, 1995, by and between AutoInfo, Inc.
     and William Wunderlich

Employment Agreement, dated as of April 10, 1995, by and between AutoInfo, Inc.
     and Scott Zecher